Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries, incorporated in the British Virgin Islands:

•	Vision Best Limited

•	Digital Media Group Company Limited

Subsidiaries, incorporated in the PRC:

•	China Digital Technology (Shenzhen) Co., Ltd.

•	Shenzhen Huachangshi Digital Technology Co., Ltd.

•	Shenzhen Huadingshi Mobile Digital Television Co., Ltd.

•	Beijing Eastlong Technology Development Co., Ltd.

•	Dienzhi Advertising (Shanghai) Co., Ltd.

Subsidiary, incorporated in Hong Kong:

•	Win Prosper Development Limited

•	DMG (HK) Co., Ltd.

•	Whole Genius Limited

Consolidated entities, each of which is incorporated in the PRC:

•	VisionChina Media Group Limited

•	Beijing Beiguang Media Mobile Television Advertising Co., Ltd.

•	Shenzhen HDTV Industrial Investment Co., Ltd.

•	Shenzhen Hua Meishi Advertising Co., Ltd.

•	VisionChina New Culture Media Co., Ltd.

•	Guangzhou Jiaojian Multimedia Information Technology Co. Ltd.

•	Luzhou Huashi Digital Technology Co., Ltd.

•	Beijing Eastlong Advertising Co., Ltd.

•	Chongqing Light Rail Information Service Co., Ltd.

•	Jiangxi Huashi Media Advertising Co., Ltd.

•	Shenzhen Qianhai VisionChina Mobile Interactive Co., Ltd.